Exhibit 99


 IRVING, Texas and FAIRFAX, Va.   (BUSINESS WIRE)   Nov. 27, 1998   Exxon
 and Mobil confirm that they are in discussions concerning a possible combination transaction. No definitive agreement has been reached. We cannot give any assurance that an agreement will be reached. Beyond this statement, we have no further comment.


      CONTACT:  Exxon Media Relations,   972/444-1107
                Mobil Media Relations,   703/846-2500